Exhibit 32
Certification of Trust Officer Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 10-K for the period ended December 31, 2005 (the “Report”) of Kiewit Royalty Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, Ted L. Hall, the Trust Officer of U.S. Bank National Association, the trustee of the Trust, certify, to the best of my knowledge, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ted L. Hall

Ted L. Hall
Trust Officer
U.S. Bank National Association
Trustee
Date: April 14, 2006

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